                                   CERTIFICATE


     The undersigned hereby certifies that he is the Secretary of Dean Witter Option Performance Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the written consent of a majority of the Trustees of the Trust on February 29, 1984, as provided in Section 9.3 of the said Declaration, said Amendment to take effect immediately, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 29th day of February, 1984.


                                        /s/ Sheldon Curtis
                                        -------------------
                                        Sheldon Curtis
                                        Secretary



(SEAL)

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                                    AMENDMENT

Dated:      February 29, 1984

To Be Effective:    February 29, 1984

                                       TO

                       DEAN WITTER OPTION PERFORMANCE TRUST

                              DECLARATION OF TRUST

                           DATED SEPTEMBER 29, 1983

                                               Amendment dated February 29,
                                               1984 to the Declaration of
                                               Trust (the "Declaration") of
                                               Dean Witter Option
                                               Performance Trust (the "Trust")
                                               dated September 29, 1983

WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Dean Witter U.S. Government Securities Trust," to be effective on February 29, 1984;

NOW, THEREFORE, pursuant to Section 9.3 of the Declaration, the Trustees of the Trust hereby amend the Declaration as follows, to be effective on February 29, 1984.

          1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

               "SECTION 1.1. NAME. The name of the trust created hereby is the "Dean Witter U.S. Government Securities Trust," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

          2. Subsection (n) of Section 1.2 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

               "SECTION 1.2.  DEFINITIONS. . . .

               "(n) "TRUST" means the Dean Witter U.S. Government Securities Trust."

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          3.   The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 29th day of February, 1984.


          4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 29th day of February, 1984.

/s/ IRWIN FRIEND                        /s/ JOHN R. HAIRE
-----------------------------------     ---------------------------------------
Irwin Friend, as Trustee                John R. Haire, as Trustee
and not individually                    and not individually
1250 Round Hill Road                    439 East 51st Street
Bryn Mawr, PA  19010                    New York, NY  10022


/s/ ANDREW J. MELTON, JR.               /s/ JOHN J. SCANLON
-----------------------------------     ---------------------------------------
Andrew J. Melton, Jr., as               John J. Scanlon, as
Trustee and not individually            Trustee and not individually
130 Liberty Street                      2345 Redding Road
New York, NY  10006                     Fairfield, CT  06436


/s/ ALBERT T. SOMMERS
-----------------------------------     ---------------------------------------
Albert T. Sommers, as                   Edward R. Telling, as
Trustee and not individually            Trustee and not individually
16 Bonnie Heights Road                  Sears, Roebuck & Co.
Manhasset, NY  11030                    Sears Tower, 68th floor
                                        Chicago, IL  60684

          3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 29th day of February, 1984.


          4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 29th day of February, 1984.


-----------------------------------     ---------------------------------------
Irwin Friend, as Trustee                John R. Haire, as Trustee
and not individually                    and not individually
1250 Round Hill Road                    439 East 51st Street
Bryn Mawr, PA  19010                    New York, NY  10022



-----------------------------------     ---------------------------------------
Andrew J. Melton, Jr., as               John J. Scanlon, as
Trustee and not individually            Trustee and not individually
130 Liberty Street                      2345 Redding Road
New York, NY  10006                     Fairfield, CT  06436


                                        /s/ EDWARD R. TELLING
-----------------------------------     ---------------------------------------
Albert T. Sommers, as                   Edward R. Telling, as
Trustee and not individually            Trustee and not individually
16 Bonnie Heights Road                  Sears, Roebuck & Co.
Manhasset, NY  11030                    Sears Tower, 68th floor
                                        Chicago, IL  60684